                                WARRANT AGREEMENT
                                     BETWEEN
                                 DEP CORPORATION

                                       and

                           Each Initial Warrant Holder
                   Executing A Copy Of This Warrant Agreement




                         ______________________________

                          Dated as of November 4, 1996

                         ______________________________

                                TABLE OF CONTENTS
                                -----------------
                                                                           PAGE
                                                                           ----


  WARRANT AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

  SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .   1

  SECTION 2.  WARRANT CERTIFICATES . . . . . . . . . . . . . . . . . . . . .   2

  SECTION 3.  REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . .   3

  SECTION 4.  REGISTRATION OF TRANSFERS AND EXCHANGES. . . . . . . . . . . .   3

  SECTION 5.  WARRANTS; EXERCISE OF WARRANTS . . . . . . . . . . . . . . . .   3

  SECTION 6.  PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . .   4

  SECTION 7.  MUTILATED OR MISSING WARRANT CERTIFICATES. . . . . . . . . . .   5

  SECTION 8.  RESERVATION OF WARRANT SHARES. . . . . . . . . . . . . . . . .   5

  SECTION 9.  OBTAINING STOCK EXCHANGE LISTINGS. . . . . . . . . . . . . . .   5

  SECTION 10.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES
                 ISSUABLE. . . . . . . . . . . . . . . . . . . . . . . . . .   6
       (a)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK . . . . . . . . . . . . .   6
       (b)  ADJUSTMENT FOR OTHER DISTRIBUTIONS . . . . . . . . . . . . . . .   6
       (c)  WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED . . . . . . . . . . .   7
       (d)  WHEN NO ADJUSTMENT REQUIRED. . . . . . . . . . . . . . . . . . .   7
       (e)  NOTICE OF ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . .   7
       (f)  VOLUNTARY REDUCTION. . . . . . . . . . . . . . . . . . . . . . .   7
       (g)  NOTICE OF CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . .   8
       (h)  REORGANIZATION OF COMPANY. . . . . . . . . . . . . . . . . . . .   8
       (i)  BOARD OF DIRECTORS DETERMINATION FINAL . . . . . . . . . . . . .   9
       (j)  WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED . . . . . . . . . . . .   9
       (k)  ADJUSTMENT IN NUMBER OF SHARES . . . . . . . . . . . . . . . . .   9
       (l)  FORM OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . .   9

  SECTION 11.  FRACTIONAL INTERESTS. . . . . . . . . . . . . . . . . . . . .   9

  SECTION 12.  NOTICES TO WARRANT HOLDERS. . . . . . . . . . . . . . . . . .  10

  SECTION 13.  NOTICES TO COMPANY AND WARRANT HOLDER . . . . . . . . . . . .  10

  SECTION 14.  SUPPLEMENTS AND AMENDMENTS. . . . . . . . . . . . . . . . . .  11

  SECTION 15.  SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . .  11

  SECTION 16.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .  11

  SECTION 17.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  11

  SECTION 18.  BENEFITS OF THIS AGREEMENT. . . . . . . . . . . . . . . . . .  11

  SECTION 19.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  11

                                WARRANT AGREEMENT


          This WARRANT AGREEMENT, dated as of November 4, 1996 (this "Agreement"), is by and between DEP CORPORATION, a Delaware corporation (the "Company"), and each initial holder of Warrants issued pursuant to this Agreement, as reflected in the signature pages hereto.

          WHEREAS, the Company commenced on April 1, 1996 a case under Chapter 11 of the United States Bankruptcy Code (Title 11, United States Code) (the "Bankruptcy Code") seeking protection from its creditors and reorganization thereunder;

          WHEREAS, the Company has prepared its Second Amended Plan of Reorganization dated as of August 23, 1996 (the "Consensual Plan"), which Consensual Plan was duly confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") under Section 1129 of the Bankruptcy Code;

          WHEREAS, one element of the Consensual Plan calls for the Company to issue to the holders of Class 1 Secured Claims under the Consensual Plan, at such holders' election, either or both of shares of the Company's Common Stock (as defined below) and warrants to purchase shares of such Common Stock; and

          WHEREAS, the Common Stock Purchase Warrants issuable pursuant to this Agreement (the "Warrants"), representing the right to purchase, in total, up to an aggregate of 330,050 shares of the Company's Common Stock, are intended to be the "Class 1 Warrants" contemplated by the Consensual Plan, and this Agreement is intended as the "Class 1 Warrant Agreement" also so contemplated.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS.

     "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or "LEGAL HOLIDAY" (as defined in Rule 9006(a) of the Federal Rules of Bankruptcy Procedure, or any successor provision then in force).

     "COMMON STOCK" initially shall mean the Company's Common Stock, $.01 par value per share, and in the event of any reclassification, reorganization or other change in the Company's capital stock, shall mean shares of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

     "CURRENT MARKET PRICE" shall mean, with respect to any date of determination, the average of the Quoted Prices of the Common Stock for 20 consecutive trading days commencing 21 trading days before the date in question.

     "EFFECTIVE DATE" shall mean the date the Consensual Plan becomes effective in accordance with the terms of such Consensual Plan.

     "EXERCISE PRICE" shall mean the average of the Quoted Prices of the Common Stock during the Trading Period.

     "EXPIRATION DATE" shall mean the sixth anniversary of the Effective Date.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ SMALLCAP MARKET" shall mean the National Association of Securities Dealers, Inc. SmallCap Market.

     "QUOTED PRICE" shall mean, with respect to any date of determination, the last reported sales price (or, as applicable, closing price) of the Common Stock on such date as reported by NASDAQ SmallCap Market, or if the Common Stock is not listed on such market, "QUOTED PRICE" shall mean the last reported sales price (or, as applicable, closing price) of the Common Stock on such date on any other nationally recognized market or exchange, or if the Common Stock is not listed on such market or exchange, "QUOTED PRICE" shall mean the last bid price for the Common Stock quoted on such date in any recognized over-the-counter reporting service. In the absence of one or more such quotations, the Board of Directors of the Company shall reasonably determine the Quoted Price of the Common Stock in good faith, which determination shall (absent manifest error) be conclusive and binding.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "TRADING PERIOD" shall mean the period beginning with the first NASDAQ SmallCap Market trading day following the Effective Date and ending 20 trading days thereafter (including such 20th trading day in such period); PROVIDED that if the Common Stock is not listed on the NASDAQ SmallCap Market during such period, the pricing period shall commence on the first trading day thereafter in which the Common Stock is listed on the NASDAQ SmallCap Market or other nationally recognized market or exchange and shall terminate 20 trading days thereafter; and PROVIDED FURTHER, that if a transaction of the sort described in
Section 10(h) hereof is consummated within such 20 day period, the "Trading Period" shall mean the period beginning with the first trading day following the Effective Date and ending on one day immediately prior to the consummation of such transaction.

     "TRANSFER AGENT" shall mean the Company's transfer agent for the Common Stock.

     "WARRANT CERTIFICATES" shall mean the certificates evidencing the Warrants.

     "WARRANT SHARES" shall mean the Common Stock issuable on exercise of the Warrants.

          SECTION 2. WARRANT CERTIFICATES. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto. Each Warrant Certificate shall represent the right to purchase no fewer than 10,000 Warrant Shares (as appropriately and equitably adjusted for any stock split or similar transaction as provided in Section 10), and no transfer or exercise of any Warrants or Warrant Certificate shall be valid, recognized or consummated if such transfer or exercise would otherwise result in the issuance of a Warrant Certificate to purchase fewer than 10,000 Warrant Shares. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          SECTION 3. REGISTRATION. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

          SECTION 4. REGISTRATION OF TRANSFERS AND EXCHANGES. Subject to the limitations set forth in Sections 2 and 5 hereof, the Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof with the form of assignment on the reverse thereof duly completed and signed. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

          Subject to the limitations set forth in Sections 2 and 5 of this Warrant Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

          SECTION 5. WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing at 9:00 a.m., Los Angeles time, on the first Business Day following the expiration of the Trading Period and ending at 5:00 p.m., Los Angeles time, on the Expiration Date, to receive from the

Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive upon the exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., Los Angeles time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

          Anything to the contrary contained herein or in any Warrant Certificate notwithstanding, no Warrant holder may purchase fewer than 10,000 Warrant Shares (such number, as appropriately and equitably adjusted for any stock split or similar transaction) pursuant to any exercise of Warrants or any Warrant Certificate issued or delivered pursuant to this Warrant Agreement.

          A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the NASD, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company.

          Subject to the provisions of this Section 5 and of Sections 2 and 6 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; PROVIDED, HOWEVER, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (h) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrant Certificates and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than seven Business Days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the holders thereof and subject to the limitations set forth in this Section 5 and in
Section 2 hereof, either in full or from time to time in part and, in the event that a Certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its principal place of business.

          SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants.

          SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also reasonably satisfactory to it, PROVIDED HOWEVER, that no such bond may be requested from any initial holder of Warrants issued pursuant to this Agreement or any institutional "accredited investor" (as defined in Regulation D under the Securities Act) who subsequently acquires Warrants. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          SECTION 8. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the Transfer Agent and every subsequent transfer agent for shares of the Company's Common Stock will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

          Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to increase the number of the Warrant Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue the full number of Warrant Shares as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          SECTION 9. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of the Company's Common Stock are then listed. The Company is under no obligation, hereunder or otherwise, to register the Warrants or the Warrant Shares under the Securities Act or under any state "blue sky" laws.

          SECTION 10. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10.

     (a)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.  If the Company:

          1. pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          2. subdivides its outstanding shares of Common Stock into a greater number of shares;

          3. combines its outstanding shares of Common Stock into a smaller number of shares;

          4. makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

          5. issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.
If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall reasonably determine in good faith the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                      E' = E x M - F
                               -----
                                 M

where:

     E' = the adjusted Exercise Price.

     E  = the current Exercise Price.

     M  = the Current Market Price on the record date.

     F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock, as reasonably determined in good faith by the Board of Directors of the Company.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     (c) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (d) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (e) NOTICE OF ADJUSTMENT. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 12 hereof.

     (f) VOLUNTARY REDUCTION. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 15 Business Days and if the reduction is irrevocable during the period; PROVIDED, HOWEVER, that in no event may the Exercise Price be reduced pursuant to this subsection (f) to less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 10 Business Days before the date the Exercise Price reduced pursuant to this subsection (f) takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. Failure to mail the notice or any defect in it shall not affect the validity of the reduction in the Exercise Price reduced pursuant to this subsection (f).

          A reduction of the Exercise Price pursuant to this subsection (f) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a) and (b) of this Section 10.

     (g)  NOTICE OF CERTAIN TRANSACTIONS.  If:

          1. the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a) or (b) of this Section 10 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (d) of this Section 10;

          2. the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (h) of this Section 10; or

          3.   there is a liquidation or dissolution of the Company;

the Company shall mail to Warrant holders a notice stating the proposed record date for the dividend or distribution or the proposed effective date of the subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 Business Days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (h) REORGANIZATION OF COMPANY. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. This subsection (h) shall apply to any successive transaction of the sort described in the preceding sentence with the same force and effect as in the first such transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10. The successor company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

          If this subsection (h) applies to any event described in this subsection (h), subsections (a) or (b) of this Section 10 do not apply to such event.

     (i) BOARD OF DIRECTORS DETERMINATION FINAL. Any determination reasonably made by the Board of Directors of the Company acting in good faith pursuant to subsection (a) or (b) of this Section 10 shall be (absent manifest error) conclusive.

     (j)  WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.  In any case in which this
Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the additional Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, that would have been issuable upon such exercise prior to such adjustment, and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to
Section 11; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

     (k) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                         N'= N x E
                             -----
                               E'

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N = the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' = the adjusted Exercise Price.

     E  = the Exercise Price prior to adjustment.

     (l) FORM OF WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 11. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant

Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Quoted Price on the Business Day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 12. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate, absent manifest error, shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments and a certificate from the chief financial officer of the Company setting forth the method of calculation of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12. If the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 10, then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, by first class mail, postage prepaid, a written notice stating (i) the transaction or proposed transaction which would require such adjustment, (ii) the date on which such transaction was or such proposed transaction will be effected, and
(iii) the adjusted Exercise Price and number of Warrant Shares resulting from such transaction or proposed transaction. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 13. NOTICES TO COMPANY AND WARRANT HOLDER. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made three business days after deposit in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

          DEP Corporation
          2101 East Via Arado
          Rancho Dominguez, California  90220
          Attention: President

          Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of the Company.

          SECTION 14. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, in either case if it shall not in any way adversely affect the interests of the holders of Warrant Certificates.

          SECTION 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

          SECTION 16. TERMINATION. This Agreement shall terminate at 5:00 p.m., Los Angeles time, on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

          SECTION 17. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

          SECTION 18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

          SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

DEP CORPORATION



By____________________________
     Robert Berglass
     President



[NAME OF EACH INITIAL WARRANT HOLDER]



By_____________________________
     Name:___________________
     Title:__________________

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]

                                     [Face]

____ Warrants, Each to Purchase One Share                           No. ________
                               Warrant Certificate
                                 DEP CORPORATION
          This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants ("WARRANTS") expiring on the Expiration Date (as defined in the Warrant Agreement dated as of November 4, 1996 (the "WARRANT AGREEMENT")) to purchase an aggregate of ____ shares of the Common Stock, $.01 par value per share (the "COMMON STOCK"), of DEP CORPORATION, a Delaware corporation (the "COMPANY"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m., Los Angeles time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "WARRANT SHARE") at the Exercise Price (as defined in the Warrant Agreement), payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          No Warrant holder may purchase fewer than 10,000 Warrant Shares pursuant to any exercise of the Warrants represented by this Warrant Certificate, and any purported exercise with respect to fewer than 10,000 Warrant Shares shall be null and void. No Warrant Certificate shall be issued that represents the right to purchase fewer than 10,000 Warrant Shares, and no transfer or exercise of any Warrants or Warrant Certificate shall be valid, recognized or consummated if such transfer or exercise would otherwise result in the issuance of a Warrant Certificate representing the right to purchase fewer than 10,000 Warrant Shares.

          No Warrant may be exercised after 5:00 p.m., Los Angeles time, on the Expiration Date, and to the extent not exercised by such time such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

          IN WITNESS WHEREOF, DEP CORPORATION has caused this Warrant Certificate to be signed by its President and by its Secretary.

Dated:


                              DEP CORPORATION



                              By ________________________________________
                                               President



                              By ________________________________________
                                               Secretary

                          [Form of Warrant Certificate]

                                    [Reverse]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date, entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement, duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Subject to the limitations set forth in the Warrant Agreement, Warrants may be exercised at any time on or before the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall, subject to the limitations set forth in the Warrant Agreement, be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.


          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, with the form of assignment set forth hereon properly completed and executed, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of DEP CORPORATION in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is____________________ _________________________, and that such Warrant Certificate be delivered to
_________________, whose address is __________________.


                              Signature: _____________________________________


Date: _____________________

                              [Form of Assignment]

                    (To be Executed Upon Transfer of Warrant)


          To assign this Warrant Certificate, fill in the form below:
The undersigned assigns and transfers this Warrant Certificate to

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
(Print or type assignee's name, address and zip code)

______________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

and irrevocably appoints __________________________________________ agent to transfer this Warrant Certificate on the books of the Company. The agent may substitute another to act for him.

Date:  _______________________


Your Signature:  __________________________________________________
     (Your name as it appears on the front of this Warrant Certificate)
     By: ________________________________
     Title: _____________________________


Signature Guarantee: _______________________________________________